SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 2, 2006

                               I.D. SYSTEMS, INC.
               (Exact Name of Registrant as Specified in Charter)

            Delaware               001-15087                22-3270799
            --------               ---------                ----------
         (State Or Other          (Commission              (IRS Employer
         Jurisdiction Of           File Number)         Identification No.)
          Incorporation)

              One University Plaza, Hackensack, NJ            07601
              -----------------------------------------------------
             (Address of Principal Executive Offices)    (Zip Code)

        Registrant's telephone number, including area code (201) 996-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01.  OTHER EVENTS.


         I.D. Systems, Inc. (the "Company") has entered into an agreement in the ordinary course of business with Wal-Mart Stores, Inc. ("Wal-Mart") that describes the terms and conditions under which the Company will provide, and Wal-Mart will license and/or purchase, software, hardware and support and/or professional services associated with the Company's Wireless Asset Net fleet management system for industrial vehicles. The agreement defines detailed terms and conditions for system purchase, specifications and acceptance, shipping and delivery, prices and payment, licenses, warranty, support and service, and other considerations, including pricing for both multi-facility and enterprise-wide system deployments. The agreement has an initial term of five years and subsequent automatic 12-month renewal periods. Under the terms of the agreement, the Company shall deliver products and services upon receipt of purchase orders from Wal-Mart.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         I.D. SYSTEMS, INC.


                                         By: /s/ Ned Mavrommatis
                                            ----------------------
                                            Name:  Ned Mavrommatis
                                            Title: Chief Financial Officer


Date:  August 2, 2006


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